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                          FORM N-4, ITEM 24(b)(5)(5.6)
       EMPLOYER-SPONSORED TAX DEFERRED ANNUITY ENROLLMENT FORM P-12477 L
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Employer Sponsored Tax Deferred Annuity
OneAmerica Funds, Inc. Contract Enrollment

American United Life Insurance Company(R) Plan # ________ - ________ (Div. Code)

1. Participant Information: __ Male __ Female

Name:___________________________________        Work Phone: (__)_______________
Social Security Number:_________________        Home Phone: (__)_______________
Date of Birth:________ Date of Hire:____        Email:_________________________
Deferral Percentage:____________________        Employer:______________________
Residence Address:______________________        Employer Address:______________
                        (Street)                                    (Street)

                   _____________________        _______________________________
                   (City) (State) (Zip)         (City) (State) (Zip)


Receipt is acknowledged of the current prospectus of the OneAmerica Funds, Inc., the AUL American Unit Trust and for any other Mutual Fund being purchased by the Unit Trust for my variable annuity account or variable insurance portfolio. Payment and values provided by the contract when based on investment performance of the Unit Trust are variable and are not guaranteed as to unit value. I understand the restrictions on distributions from a 403(b) tax deferred annuity as set out in Section 403(b)(11) of the Internal Revenue Code and in the current AUL American Unit Trust Prospectus.

Under penalties of perjury, I hereby certify (1) that the Social Security or Taxpayer I.D. Number above is correct and (2) that I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report interest, or (b) the I.R.S. has notified me that I am no longer subject to backup withholding. [Cross out (2) if it is not correct.] I agree that the above statements are true and correct to the best of my knowledge and belief and are made a basis for my application.

The  Internal  Revenue  Service does not require your consent to any portions of
this  document   other  than  the   certifications   required  to  avoid  backup
withholding.

__ I request a current Statement of Additional Information for the AUL American Unit Trust and the OneAmerica Funds, Inc. and for any other Mutual Fund being purchased by the Unit Trust for my variable annuity account.

Contribution Allocation Instructions:


In the event that: (a) AUL has all of the information necessary to establish my Participant account, (b) my Employer is not directing investment of my contributions, and (c) AUL has not received my Investment Option Election Form, I hereby direct, by signing below, that AUL apply any contributions received on my behalf to the OneAmerica Money Market Investment Account. If the OneAmerica Money Market Investment Account is not available in this contract, my contributions will be directed to the Fixed Fund. My contributions will continue to be deposited in the default Fund until my preferred elections are initiated through TeleServe (1-800-249-6269) or AUL's Web site (www.aul.com), eretirement.

  To designate a beneficiary, please submit the Beneficiary Designation form.

_______________________________________________________________________________
Participant's Signature                                   Date

_______________________________________________________________________________
Registered Representative Signature                       Date

_______________________________________________________________________________
Print Registered Representative Name                      Number

_______________________________________________________________________________
Broker/Dealer Approval                                    Date


P-12477L White - OneAmerica Securities, Inc. Broker/Dealer Yellow - Outside Broker/Dealer-Registered Rep Pink - AUL Home Office Gold - Participant Rev. 8/01